                                                                      EXHIBIT 21

                           SUBSIDIARIES OF SONAT INC.
                              AS OF JANUARY 1, 1997

                                                                     Percent of
                                          Country of                   Voting
                                         Organization                Securities
                                         or, if United                Owned by
                                         States, State                Immediate
Name of Company                         of Organization                Parent
---------------                         ---------------                ------
SONAT INC.:

 CITRUS CORP.(a)                             Delaware                    50%

 SNT REALTY INC.(b)                          Alabama                    100%

 SONAT AMERICAS INC.                         Delaware                   100%

 SONAT ENERGY SERVICES COMPANY               Delaware                   100%

  Sonat Intrastate-Alabama Inc.              Alabama                    100%

  Sonat Marketing Company                    Delaware                   100%

   Sonat Marketing Company L.P.(c)           Delaware                    65%

    JV Trading Inc.(d)                       Delaware                   100%

    Keystone Trading Company                 Delaware                   100%

    Sonat Public Service Company L.L.C.(e)   Delaware                    50%

    Vail Trading Company                     Delaware                   100%

  Sonat Power Inc.(f)                        Delaware                   100%

   Pacific Gas Power Inc.                    Delaware                   100%

  Sonat Power Marketing Inc.                 Delaware                   100%

   Sonat Power Marketing L.P.(g)             Delaware                    65%

  Utilities Service Group L.P.(h)            Delaware                   100%

------------------------------
Indentations indicate subsidiaries of subsidiaries

                                                                     Percent of
                                          Country of                   Voting
                                         Organization                Securities
                                         or, if United                Owned by
                                         States, State                Immediate
Name of Company                         of Organization                Parent
---------------                         ---------------                ------

SONAT EXPLORATION COMPANY(i)                 Delaware                   100%

 Field Gas Gathering Inc.                    Delaware                   100%

 Sonat Minerals Inc.                         Delaware                   100%

 Sonat Minerals Leasing Inc.                 Delaware                   100%

 Sonat Texas Gathering Company               Delaware                   100%

 Sonat Oil Transmission Inc.                 Delaware                   100%

 Stateline Gas Gathering Company             Delaware                   100%

SONAT SERVICES INC.                          Alabama                    l00%

 Sonat Services (D.C.) Inc.                  Delaware                   100%

SOUTHERN NATURAL GAS COMPANY                 Delaware                   100%

 Destin Pipeline Company Inc.                Delaware                   100%

 Sonat Gathering Company                     Delaware                   100%

 Sonat Ventures Inc.(j)(k)                   Delaware                   100%

 Sonat NGV Technology Inc.(l)                Delaware                   100%

 South Georgia Natural Gas Company           Delaware                   l00%

 Southern Deepwater Pipeline Company(m)      Delaware                   l00%

 Southern LNG Inc.
  (formerly Southern Energy)                 Delaware                   l00%

 Southern Gas Storage Company(n)             Delaware                   l00%

 Southern Offshore Pipeline Company(m)       Delaware                   100%

Notes

(a) Citrus Corp. owns 100 percent of the stock of Florida Gas Transmission Company, Florida Intrastate Pipeline Company, Citrus Trading Corp., Citrus Industrial Sales Company, Citrus Energy Services, Inc. and Citrus Interstate Pipeline Company. Houston Natural Gas Company, a wholly owned subsidiary of Enron Corp., owns the remaining 50 percent of Citrus Corp.

(b) SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty Company, an unincorporated joint venture, the remaining 50 percent of which is owned by AmSouth Bank N.A.

(c) Sonat Marketing Company is a 65-percent participant and General Partner in Sonat Marketing Company L.P., a limited partnership; AGL Energy Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(d) JV Trading Inc. has a 50-percent partnership interest in Seminole Gas Marketing; the remaining 50-percent partnership interest of which is held by Suwannee Gas Marketing, Inc., a subsidiary of Lykes Energy, Inc.

(e) Sonat Marketing Company L.P. has a 50-percent interest in Sonat Public Service Company L.L.C., a limited liability company, the remaining 50 percent of which is owned by PSNC Production Corporation, a wholly owned subsidiary of Public Service Company of North Carolina, Inc.

(f) Sonat Power Inc. is a 50-percent participant in AES/Sonat Power L.L.C., a limited liability company, the remaining 50-percent interest of which is held by AES Gas Power, Inc., a wholly owned subsidiary of The AES Corporation.

(g) Sonat Power Marketing Inc. is a 65-percent participant and General Partner in Sonat Power Marketing L.P., a limited partnership; AGL Power Services, Inc., a wholly owned subsidiary of AGL Resources, Inc., holds a 35-percent limited partnership interest.

(h) Sonat Energy Services Company has a 64-percent limited partnership interest and a 1-percent general partnership interest and Sonat Power Marketing Inc. has a 35-percent limited partnership interest in Utilities Service Group L.P., a Delaware limited partnership.

(i) Sonat Exploration Company has a 50-percent interest in Black Warrior Methane Corp. and Black Warrior Transmission Corp., the remaining 50 percent of each being owned by Jim Walter Resources, Inc.

(j) Sonat Ventures Inc. is a 50-percent participant in Monarch CNG, an Alabama general partnership, the remaining 50-percent interest of which is held by Midtown NGV, Inc., a wholly owned subsidiary of Energen Corporation.

(k) Sonat Ventures Inc. is a 50-percent participant in Florida Natural Fuels, Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing, Inc., a wholly owned subsidiary of Lykes Energy, Inc.

(l) Sonat NGV Technology Inc. is a one-half participant in NGV Southeast Technology Center, L.L.C., a Georgia limited liability company, the remaining 50 percent of which is held by Georgia Energy Company, a subsidiary of AGL Resources, Inc.

(m) Southern Deepwater Pipeline Company and Southern Offshore Pipeline Company each have a 50-percent interest in Sea Robin Pipeline Company, an unincorporated joint venture.

(n) Southern Gas Storage Company has a 50-percent interest in Bear Creek Storage Company, an unincorporated joint venture, the remaining 50 percent of which is owned by Tennessee Storage Company, a wholly owned subsidiary of Tennessee Gas Pipeline Company, a subsidiary of El Paso Energy Corporation. Bear Creek Storage Company has a l00-percent interest in Bear Creek Capital Corporation.